Exhibit 5.1

TROUTMAN SANDERS LLP

ATTORNEYS AT LAW
THE CHRYSLER BUILDING
405 LEXINGTON AVENUE
NEW YORK, NEW YORK 10174
www.troutmansanders.com
TELEPHONE: 212-704-6000
FACSIMILE: 212-704-6288

October 27, 2006

Western Goldfields, Inc.
2 Blor Street
Suite 2102, P.O. Box 110
Toronto, Ontario
Canada M4W 3EZ

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Western Goldfields, Inc., an Idaho corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale by the Company, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities with a proposed maximum aggregate offering price of up to $100,000,000: (a) shares of common stock, par value $0.01 per share (the "Common Shares"); (b) shares of preferred stock, par value $0.01 per share (the "Preferred Shares"), which may be issued in one or more series; (c) debt securities which may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), each of which may be issued in one or more series or may be convertible into Common Shares or Preferred Shares, the latter of which may be issued in one of more series, and each of which may or may not be guaranteed by one or more of the U.S. subsidiaries of the Company (the “U.S. Subsidiaries”) pursuant to one or more guarantees (the "Guarantees"); (d) warrants to purchase the Common Shares, Preferred Shares, or Debt Securities (the "Warrants"); and (e) units which may be comprised of a combination of the preceding securities (a) through (d) (the “Units”).

Any Senior Debt Securities and any Guarantees of such Senior Debt Securities which may be issued will be issued pursuant to a Senior Indenture, to be entered into between the Company and the trustee named therein, a form of which is filed as an exhibit to the Registration Statement or incorporated by reference therein (the "Senior Indenture"). Any Subordinated Debt Securities and any Guarantees of such Subordinated Debt Securities which may be issued will be issued pursuant to a Subordinated Indenture to be entered into between the Company and the trustee named therein, a form of which is filed as an exhibit to the Registration Statement or incorporated by reference therein (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"). Any Warrants which may be issued will be issued pursuant to a Warrant Agreement in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (a "Warrant Agreement"). The Common Shares, the Preferred Shares, the Debt Securities, the Guarantees, the Warrants, and the Units are collectively referred to herein as the "Offered Securities."

ATLANTA• HONG KONG• LONDON• NEWARK• NEW YORK • NORFOLK•RALEIGH
RICHMOND• TYSONS CORNER• VIRGINIA BEACH• WASHINGTON, D.C.
NEWYORK01 1147973v9 364451-000001

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

October 27, 2006

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Company’s Articles of Incorporation, as amended (the "Articles"), as in effect on the date hereof; (3) the Company’s Bylaws, as amended (the "Bylaws"), as in effect on the date hereof; (4) the governing documents of the U.S. Subsidiaries, as in effect on the date hereof; (5) a copy of the resolutions of the Company’s Board of Directors and of the Boards of Directors of the U.S. Subsidiaries, relating to the issuance and sale of the Offered Securities and other matters; (6) the form of Senior Indenture; and (7) the form of Subordinated Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the U.S. Subsidiaries and such agreements, certificates of public officials, certificates of officers, or other representatives of the Company, the U.S. Subsidiaries, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic, or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents which may be executed, we have assumed that the parties thereto, other than the Company and the U.S. Subsidiaries, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto. We have also assumed that the Indentures will be executed and delivered in substantially the forms reviewed by us. Additionally, we have assumed that the choice of New York law that will govern each of the Indentures and the Warrant Agreement will be a valid and binding provision. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that, (1) at the time of issuance of any Offered Securities, the Articles, the Bylaws, and the applicable laws shall not have been amended so as to affect the validity of such issuance, (2) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become and remains effective under the Securities Act, an appropriate amended prospectus or prospectus supplement with respect to the applicable Offered Securities has been prepared, delivered, and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (3) the Offered Securities are in accordance with the terms of their governing instruments; and (4) if the Offered Securities are to be sold pursuant to an underwritten offering, the underwriting, purchase or agency agreement with respect to the applicable Offered Securities has been duly authorized, executed, and delivered by the Company and the other parties thereto, and is a valid and binding obligation of the parties thereto.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

October 27, 2006

Our opinion set forth below is limited to the Business Corporation Act of the State of Idaho and the laws of the State of New York. Our opinion is also limited to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings, or registrations with governmental authorities are relevant, to those required under such laws in the foregoing jurisdictions. We do not express any opinion with respect to the laws of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

1. With respect to any Common Shares which may be offered pursuant to the Registration Statement (the "Offered Common Shares"), when (a) the issuance and sale of the Offered Common Shares have been duly authorized by all necessary corporate action in conformity with the Articles (as then in effect), the Bylaws (as then in effect), and the Business Corporation Act of the State of Idaho (as then in effect), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (b) the full consideration, determined to be adequate by the Company’s board of directors (or a duly authorized committee thereto), which is at least equal to the par value of the Offered Common Shares, has been received by the Company; and (c) if certificated, the certificates representing the Offered Common Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Common Shares will be legally issued, fully paid, and nonassessable.

2. With respect to any series of Preferred Shares which may be offered pursuant to the Registration Statement (the "Offered Preferred Shares"), when (a) the terms, issuance, and sale of, and performance under the Offered Preferred Shares have been duly authorized by all necessary corporate action in conformity with the Articles (as then in effect), including the establishment of a series of Offered Preferred Shares and an applicable amendment to the Articles related to the Offered Preferred Shares has been duly filed pursuant to Section 601(1) of the Business Corporation Act of the State of Idaho, with the Secretary of State of the State of Idaho, the Bylaws (as then in effect), and the Business Corporation Act of the State of Idaho (as then in effect), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (b) the full consideration, determined to be adequate by the Company’s board of directors (or a duly authorized committee thereto), which is at least equal to the par value of the Offered Preferred Shares, has been received by the Company; and (c) if certificated, the certificates representing the Offered Preferred Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Offered Preferred Shares will be legally issued, fully paid, and nonassessable, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of the parties to obtain further remedies, and (iv) the waiver of any usury defense that may be contained in the Preferred Shares which may be unenforceable.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

October 27, 2006

3. With respect to any Debt Securities which may be offered pursuant to the Registration Statement (the "Offered Debt Securities"), when (a) the terms, issuance, and sale of, and performance under the Offered Debt Securities and the applicable Indenture have been duly authorized by all necessary corporate action in conformity with the Articles (as then in effect), the Bylaws (as then in effect), the Business Corporation Act of the State of Idaho (as then in effect), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (b) the full purchase price of the Debt Securities have been paid; (c) the Offered Debt Securities have been duly executed, countersigned, authenticated, issued, and delivered in accordance with the applicable Indenture to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, (d) any applicable Indenture relating to any Offered Debt Securities has been duly authorized, executed, and delivered by all parties thereto, and (e) any applicable supplemental indenture relating to such Offered Debt Securities has been duly authorized, executed, and delivered by all parties thereto, the Offered Debt Securities will be valid and binding obligations of the Company; enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of the parties to obtain further remedies, and (iv) the waiver of any usury defense that may be contained in the Indentures which may be unenforceable.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

October 27, 2006

4. With respect to any Guarantees of any Offered Debt Securities which may be issued by one or more of the U.S. Subsidiaries (each, an "Offering Subsidiary Registrant") pursuant to the Registration Statement (the "Offered Guarantees"), when (a) the terms, issuance, and sale of, and performance under the Offered Guarantees have been duly authorized by all necessary corporate action and do not violate any applicable law, the Indenture, or result in a default under or breach of any agreement or instrument binding upon any Offering Subsidiary Registrants and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over any Offering Subsidiary Registrants or any of any such Offering Subsidiary Registrants; (b) adequate consideration for the Offered Guarantees has been received by the Offering Subsidiary Registrant; (c) the Offered Guarantees have been duly executed, countersigned, issued, and delivered in accordance with the applicable Indenture to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; (d) the Indenture relating to the Offered Guarantees has been duly authorized, executed, and delivered in accordance with the applicable Indenture; (e) any applicable supplemental indenture relating to the Offered Debt Securities and the Offered Guarantees has been duly authorized, executed, and delivered to the applicable parties; and (f) no Offering Subsidiary Registrant is, at the time of issuance and delivery of the Offered Guarantees, or is rendered insolvent as a result of issuing such Offered Guarantees, each Offered Guarantee will be valid and binding obligations of the applicable Offering Subsidiary Registrant, enforceable against such Offering Subsidiary Registrant in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of the parties to obtain further remedies, and (iv) the waiver of any usury defense contained in the Indentures which may be unenforceable.

5. With respect to any Warrants which may be offered pursuant to the Registration Statement (the "Offered Warrants"), when (a) the terms, issuance, and sale of, and performance under the Offered Warrants, the underlying Offered Securities, and the Warrant Agreement have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of the Common Shares, Preferred Shares, or Debt Securities to be issued pursuant to the Offered Warrants, in conformity with the Articles (as then in effect), the Bylaws (as then in effect), and the Business Corporation Act of the State of Idaho (as then in effect), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (b) the full consideration, determined to be adequate by the Company’s board of directors (or a duly authorized committee thereto), for the Offered Warrants has been received by the Company; (c) the Offered Warrants have been duly executed, countersigned, issued, and delivered in accordance with the applicable Warrant Agreement to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; and (d)  the Warrant Agreement relating to the Offered Warrants and the underlying Offered Securities have been duly authorized, executed, and delivered and the Warrant Agreement has been duly authorized by the Company’s board of directors (or a duly authorized committee thereto), the Offered Warrants will be legally issued, fully paid, and non-assessable.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

October 27, 2006

6. With respect to any Units which may be offered pursuant to the Registration Statement (the "Offered Units"), when (a) the terms, issuance and sale of, and performance under the Offered Units, the Offered Securities underlying the Offered Units, and the Unit Agreement have been duly authorized by all necessary corporate action, including the authorization of the issuance and reservation (if appropriate) of the Common Shares, Preferred Shares, or Debt Securities to be issued pursuant to the Offered Units, in conformity with the Articles (as then in effect), the Bylaws (as then in effect), and the Business Corporation Act of the State of Idaho (as then in effect), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its subsidiaries and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its subsidiaries; (b) the full consideration, determined to be adequate by the Company’s board of directors (or a duly authorized committee thereto), for the Offered Units has been received by the Company; (c) the Offered Units have been duly executed, countersigned, issued, and delivered in accordance with the applicable Unit Agreement to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto; (d) the Unit Agreement relating to the Offered Units and the underlying Offered Securities have been duly authorized, executed, and delivered and the Unit Agreement has been duly authorized by the Company’s board of directors of the Company (or a duly authorized committee thereto), the Offered Units will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Troutman Sanders LLP

Troutman Sanders LLP